EXHIBIT 99.1

SPS Commerce Reports Record Fourth Quarter and Full Year 2012 Financial Results

Company Demonstrates Solid Momentum in the Market With 38% Growth in Recurring Revenue and 33% Growth in Total Revenue Over Last Year

MINNEAPOLIS, Feb. 6, 2013 (GLOBE NEWSWIRE) -- SPS Commerce (Nasdaq:SPSC), a leading provider of on-demand supply chain management solutions, today announced financial results for the fourth quarter and full year ended December 31, 2012.

Revenue was $22.5 million in the fourth quarter of 2012, compared to $15.9 million in the fourth quarter of 2011, reflecting 42% growth in revenue from the fourth quarter 2011. Recurring revenue grew 47% from the fourth quarter of 2011.

Net income in the fourth quarter of 2012 was $366,000 or $0.02 per diluted share, compared to net income of $13.1 million, or $1.02 per diluted share, in the fourth quarter of 2011. In the fourth quarter 2011, the Company recorded a tax benefit of $12.8 million from a deferred tax asset valuation allowance reversal that positively impacted net income and net income per share. Non-GAAP net income per diluted share was $0.12, compared to non-GAAP net income per diluted share of $0.08 in the fourth quarter of 2011. Adjusted EBITDA for the fourth quarter of 2012 was $2.6 million, compared to $1.6 million for the fourth quarter of 2011.

"2012 was a tremendous year for SPS Commerce, marked by solid execution and increased market leadership through our acquisition of Edifice," said Archie Black, President and CEO of SPS Commerce. "SPS Commerce sits at the forefront of the supply chain evolution as retailers and suppliers adapt to new technologies and greater consumer demands. Driving the industry forward is the need for increased collaboration within the trading partner ecosystem, growth in ecommerce, and changing distribution needs of the retailer. As we enter 2013, we're excited about the business and the multi-billion dollar opportunity we see in the retail supply chain world."

Revenue for the full year ended December 31, 2012 was $77.1 million compared to $58.0 million for the full year ended December 31, 2011, reflecting 33% growth in revenue. Recurring revenue grew 38% from the year ended December 31, 2011.

Net income for the twelve months ended December 31, 2012 was $1.2 million or $0.09 per diluted share, compared to net income of $13.7 million, or $1.08 per diluted share, for the comparable period in 2011. In the year ended 2011, the Company recorded a tax benefit of $12.8 million from a deferred tax asset valuation allowance reversal that positively impacted net income and net income per share. Non-GAAP net income per diluted share for the twelve months ended December 31, 2012 was $0.41, compared to non-GAAP net income per diluted share of $0.26 for the comparable period in 2011. Adjusted EBITDA for the full year ended December 31, 2012 was $9.0 million, compared to $5.4 million for the full year ended December 31, 2011.

"SPS Commerce had another successful year with revenue and Adjusted EBITDA ahead of guidance, and year over year recurring revenue growth of 38%," said Kim Nelson, CFO of SPS Commerce. "As we enter 2013, we plan to continue to deliver top line growth while incrementally increasing our margin."

Guidance

For the first quarter of 2013, revenue is expected to be in the range of $22.7 to $23.2 million. First quarter net income per diluted share is expected to be in the range of $(0.01) to $0.00 with fully diluted weighted average shares outstanding of approximately 15.7 million shares. Non-GAAP net income per diluted share is expected to be in the range of $0.10 to $0.11. Adjusted EBITDA is expected to be in the range of $2.5 to $2.7 million. Non-cash, share-based compensation expense is expected to be approximately $1.0 million and amortization expense is expected to be approximately $720,000.

For the full year of 2013, revenue is expected to be in the range of $97.0 to $98.5 million, representing 26% to 28% growth over 2012. Full year net income per diluted share is expected to be in the range of $0.02 to $0.04 with fully diluted weighted average shares outstanding of approximately 15.8 million shares. Non-GAAP net income per diluted share is expected to be in the range of $0.48 to $0.50. Adjusted EBITDA is expected to be in the range of $12.3 to $12.8 million. Non-cash, share-based compensation expense is expected to be approximately $4.4 million and amortization expense is expected to be approximately $2.9 million. Also for the year, we expect an annual effective tax rate of approximately 39%, with cash taxes for the year to be minimal.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID# 86996028 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at investors.spscommerce.com.

About SPS Commerce

SPS Commerce is a leading provider of on-demand supply chain management solutions and the Retail Universe community, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We deliver our solutions over the Internet using a Software-as-a-Service model to improve the way the retail supply chain community of suppliers, retailers, distributors and other customers build their trading partner relationships and manage and fulfill orders. Our Retail Universe hosts profiles of thousands of retail supply chain members, and enables retailers, suppliers and 3PLs to find, connect and form new business partnerships based on product or integration requirements. Our platform features pre-built integrations used by current and new customers alike, spanning 3,000 order management models across more than 1,500 retailers, grocers and distributors, as well as integrations to over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. More than 50,000 customers across more than 40 countries have used our platform, making it one of the largest trading partner integration centers. SPS Commerce has achieved 48 consecutive quarters of increased revenues and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com or www.retailuniverse.com.

The SPS Commerce logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7184

Retail Universe, SPS Commerce, SPSCommerce.net and the SPS Commerce logo are trademarks or registered marks of SPS Commerce, Inc. All other names and trademarks are the property of their respective holders.

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income and income tax (benefit) expense. Adjusted EBITDA consists of EBITDA plus non-cash, share-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP net income per share consists of net income plus non-cash, share-based compensation expense and amortization expense related to intangible assets minus the deferred tax asset valuation allowance reversal divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP net income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding the opportunity we see in the retail supply chain world and our performance for our first fiscal quarter and full fiscal year of 2013 within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. These factors include less than expected growth in the supply chain management industry, especially for Software-as-a-Service solutions within this industry; lack of acceptance of new solutions SPS Commerce offers; an inability to continue increasing SPS Commerce's number of customers or the revenues SPS Commerce derives from its recurring revenue customers; an inability to identify attractive acquisition opportunities, successfully negotiate acquisition terms or effectively integrate acquired companies or businesses; an inability to effectively manage growth; and an inability to add sales and marketing, research and development or other key personnel who are able to successfully sell or develop solutions. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2011, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SPS-F

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	December 31,
	2012	2011

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 66,050	$ 31,985
Accounts receivable, less allowance for doubtful accounts of $227 and $222, respectively	10,940	7,958
Deferred costs, current	7,346	5,748
Deferred income taxes, current	1,732	783
Prepaid expenses and other current assets	5,443	1,765
Total current assets	91,511	48,239

PROPERTY AND EQUIPMENT, net	7,670	3,382
GOODWILL	25,487	5,853
INTANGIBLE ASSETS, net	20,240	5,767
OTHER ASSETS
Deferred costs, net of current portion	3,202	2,510
Deferred income taxes, net of current portion	10,853	11,787
Other non-current assets	238	80
	$ 159,201	$ 77,618

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 1,857	$ 1,411
Accrued compensation and benefits	6,038	5,118
Accrued expenses and other current liabilities	1,077	1,097
Deferred revenue, current	5,499	3,840
Total current liabilities	14,471	11,466

OTHER LIABILITIES
Deferred revenue, less current portion	8,312	6,599
Deferred rent	1,601	--
Total liabilities	24,384	18,065

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 55,000,000 shares authorized; 14,812,759 and 12,138,858 shares issued and outstanding, respectively	15	12
Additional paid-in capital	182,645	108,606
Accumulated deficit	(47,843)	(49,065)
Total stockholders' equity	134,817	59,553
	$ 159,201	$ 77,618

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues	$ 22,484	$ 15,854	$ 77,106	$ 57,969
Cost of revenues	6,804	4,219	22,040	15,366
Gross profit	15,680	11,635	55,066	42,603
Operating expenses
Sales and marketing	8,778	6,454	30,037	23,836
Research and development	2,516	1,579	8,166	5,838
General and administrative	3,445	2,943	13,524	11,151
Amortization of intangible assets	717	260	1,767	643
Total operating expenses	15,456	11,236	53,494	41,468
Income from operations	224	399	1,572	1,135
Other income (expense)
Interest expense	--	--	(27)	--
Interest income	12	15	46	89
Other expense	(78)	(78)	(248)	(140)
Total other expense, net	(66)	(63)	(229)	(51)
Income before income taxes	158	336	1,343	1,084
Income tax benefit (expense)	208	12,807	(121)	12,619
Net income	$ 366	$ 13,143	$ 1,222	$ 13,703

Net income per share
Basic	$ 0.02	$ 1.09	$ 0.09	$ 1.15
Diluted	$ 0.02	$ 1.02	$ 0.09	$ 1.08

Weighted average common shares used to compute net income per share
Basic	14,719	12,081	13,056	11,960
Diluted	15,516	12,918	13,910	12,744

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Year Ended
	December 31,
	2012	2011

Cash flows from operating activities
Net income	$ 1,222	$ 13,703
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(15)	(12,708)
Depreciation and amortization of property and equipment	3,151	2,004
Amortization of intangible assets	1,767	643
Provision for doubtful accounts	383	425
Stock-based compensation	2,755	1,768
Changes in assets and liabilities, net of effect of acquisitions
Accounts receivable	(2,067)	(2,810)
Deferred costs	(2,290)	(1,595)
Prepaid expenses and other current assets	(3,534)	(882)
Other assets	(42)	(10)
Accounts payable	446	413
Accrued compensation and benefits	920	1,541
Accrued expenses and other current liabilities	1,582	140
Deferred revenue	2,551	1,853
Net cash provided by operating activities	6,829	4,485
Cash flows from investing activities
Business acquisitions, net of cash acquired	(26,262)	(10,841)
Purchases of property and equipment	(5,983)	(2,584)
Net cash used in investing activities	(32,245)	(13,425)
Cash flows from financing activities
Payments of capital lease obligations	(410)	(122)
Proceeds from common stock offering	57,940	--
Stock offering costs	(132)	(108)
Net proceeds from exercise of options to purchase common stock	2,011	621
Excess tax benefit from exercise of options to purchase common stock	72	61
Net cash provided by financing activities	59,481	452
Net increase (decrease) in cash and cash equivalents	34,065	(8,488)
Cash and cash equivalents at beginning of period	31,985	40,473
Cash and cash equivalents at end of period	$ 66,050	$ 31,985

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income	$ 366	$ 13,143	$ 1,222	$ 13,703
Depreciation and amortization of property and equipment	1,034	568	3,151	2,004
Amortization of intangible assets	717	260	1,767	643
Interest expense	--	--	27	--
Interest income	(12)	(15)	(46)	(89)
Income tax (benefit) expense	(208)	(12,807)	121	(12,619)

EBITDA	1,897	1,149	6,242	3,642
Non-cash, stock-based compensation expense	713	482	2,755	1,768

Adjusted EBITDA	$ 2,610	$ 1,631	$ 8,997	$ 5,410

Net income	$ 366	$ 13,143	$ 1,222	$ 13,703
Deferred tax asset valuation allowance reversal	--	(12,802)	--	(12,802)
Non-cash, stock-based compensation expense	713	482	2,755	1,768
Amortization of intangible assets	717	260	1,767	643

Non-GAAP income	$ 1,796	$ 1,083	$ 5,744	$ 3,312

Shares used to compute non-GAAP income per share
Basic	14,719	12,081	13,056	11,960
Diluted	15,516	12,918	13,910	12,744

Non-GAAP income per share
Basic	$ 0.12	$ 0.09	$ 0.44	$ 0.28
Diluted	$ 0.12	$ 0.08	$ 0.41	$ 0.26
CONTACT: Investor Relations
         The Blueshirt Group
         Stacie Bosinoff
         Nicole Gunderson
         SPSC@blueshirtgroup.com
         415-217-7722

         Kay Rindels
         SPS Commerce
         866-245-8100
         krindels@spscommerce.com